UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2008

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                                          Costs Associated with Exit or Disposal Activities.

On December 15, 2008, as a follow-up to its strategic initiatives announced on September 22, 2008, Accuride Corporation (the “Company”) committed to a second series of strategic initiatives to further reduce expenses, increase competitiveness, strengthen customer relationships, and enhance shareholder value.  This second set of restructuring initiatives includes consolidation of the Company’s aluminum wheels facility in Cuyahoga Falls, Ohio into its Erie, Pennsylvania facility and redeployment of equipment in its component businesses.  The purpose of this consolidation and restructuring is to reduce the Company’s fixed costs and increase efficiencies without affecting the Company’s ability to meet customer needs during peak industry build levels.  The closure of the Cuyahoga Falls, Ohio aluminum wheel manufacturing facility will affect approximately 130 employees, some of whom may have an opportunity to relocate to other Accuride facilities.

Total costs associated with the Phase Two restructuring over the next five quarters include approximately $16.3 million in expenses plus $10 million in capital expenditures.  The company expects approximately $8 million of cash expenses, including approximately $4.1 million in severance costs, relocation expenses of $2.9 million, and lease costs of $1.0 million.  The Company will recognize $2.2 million in severance costs in the fourth quarter of 2008 which will impact cash in 2009.  In addition, the Company will recognize a non-cash write off/accelerated depreciation of approximately $8.3 million related to the decommission of assets.  It is anticipated that the restructuring will save the Company an estimated $5.6 million in 2009 and generate annual cost savings of approximately $15.4 million thereafter.

A copy of the press release relating to this announcement is furnished as Exhibit 99.1 hereto.

This disclosure contains forward-looking statements that involve risks, uncertainties, and assumptions. Many factors could affect the Phase Two restructuring plan and the Company’s actual results. And if the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of the Company may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections, the extent or timing of cost savings, charges, use of cost savings, revenue or profitability improvements, or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including timing and execution of any restructuring plans, benefit program changes or reorganizations and extent of employees impacted; any statements concerning the Company’s expected competitive position or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Accuride presently considers the factors set forth below to be the important factors that could cause actual results to differ materially from the Company’s published expectations; risks, uncertainties, and assumptions including the timing and execution of plans and programs subject to local labor law requirements, assumptions related to severance and post-retirement costs; the financial condition of the Company’s suppliers and customers; future acquisitions, dispositions, investments, new business initiatives and changes in product development and manufacturing which may affect expense and employment levels at the Company; assumptions relating to product demand and the business environment; the rising cost of pension and other post-retirement benefits and possible changes in pension and other accounting rules; competitive product and pricing pressure; the ability to achieve the expected benefits of the restructuring actions; the ability of the Company to continue to comply with covenants in its financing agreements; and other risk factors that are described from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the risk factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, and other reports filed after the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Company assumes no obligation to update these forward-looking statements.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Accuride Corporation Press Release dated December 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	December 19, 2008	/s/ David K. Armstrong
David K. Armstrong
Senior Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Accuride Corporation Press Release, dated December 15, 2008.